EXHIBIT 23.1




CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the 1998 Nonstatutory Stock Option Plan of VLSI Technology, Inc. of our report dated January 16, 1997, with respect to the consolidated financial statements and schedule of VLSI Technology, Inc. included in its Annual Report (Form 10-K) for the year ended December 27, 1996, filed with the Securities and Exchange Commission.


                                           /s/ Ernst & Young LLP

San Jose, California
February 9, 1998